SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

KIRKLAND’S, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

KIRKLAND’S, INC.

Robert E. Alderson

President and
Chief Executive Officer

May 1, 2003

Dear Shareholder:

      It is my pleasure to invite you to attend our Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 27, 2003 at 3 p.m. Eastern Daylight Time at the Wyndham Boston, 89 Broad Street, Boston, Massachusetts. The Notice of Annual Meeting and Proxy Statement accompanying this letter describes the business to be conducted at the meeting.

      During the meeting, I will report to you on our operating results and other achievements during fiscal 2002 and on our outlook for fiscal 2003. We welcome this opportunity to have a dialogue with our shareholders and look forward to your comments and questions.

      If you plan to attend the meeting and you hold your shares in registered form and not through a bank, brokerage firm or other nominee, please mark the appropriate box on your proxy card. If you plan to attend and your shares are held by a bank, brokerage firm or other nominee, please send written notification to our Investor Relations Department, Kirkland’s, Inc., 805 North Parkway, Jackson, Tennessee 38305, and enclose evidence of your ownership (such as a letter from the bank, brokerage form or other nominee confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

      It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, if you hold your shares in registered form, please sign, date and return your proxy card as soon as possible. If, on the other hand, you hold your shares through a bank, brokerage firm or other nominee, please sign, date and return to your bank, brokerage firm or other nominee the enclosed voting instruction form, or if you prefer, you can vote by telephone or through the Internet in accordance with instructions set forth in the enclosed voting instruction form.

      I look forward to seeing you on May 27th.

Sincerely,

I. INFORMATION ABOUT VOTING
II. THE PROPOSALS TO BE VOTED ON
Election of Directors
III. BOARD OF DIRECTORS
Nominees for Director
Directors Continuing in Office
IV. INFORMATION ABOUT THE BOARD OF DIRECTORS
Meetings
Committees
Audit Committee
Compensation Committee
Board of Directors Compensation
V. SECURITY OWNERSHIP OF KIRKLAND’S
Ownership of Management and Certain Beneficial Owners
Shareholder Return Performance Presentation
VI. EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Fiscal 2002
Aggregated Option Exercises in Fiscal 2002 and Year-End Option Values
REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION
Compensation Committee Interlocks and Insider Participation
Employment Agreements
VII. RELATED PARTY TRANSACTIONS
VIII. OTHER MATTERS
Section 16(a) Beneficial Ownership Reporting Compliance
AUDIT COMMITTEE REPORT
Audit Fees
Shareholder Proposals for the 2004 Annual Meeting
Corporate Governance
Expenses Relating to this Proxy Solicitation
Appendix A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF KIRKLAND’S, INC.
FORM OF PROXY

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 27, 2003

3 p.m. Eastern Daylight Time
Wyndham Boston
89 Broad Street
Boston, Massachusetts

May 1, 2003

Dear Shareholder:

      You are invited to the Annual Meeting of Shareholders of Kirkland’s, Inc. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Elect two directors, R. Wilson Orr, III and John P. Oswald, each for a term of three years

•	Vote on any other business properly brought before the meeting

      Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card or voting instruction form whether or not you plan to attend the meeting; or if you prefer and if you hold your shares through a bank, brokerage firm or other nominee, please follow the instructions on the enclosed voting instruction form for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

By order of the Board of Directors,

Lowell E. Pugh II
Vice President,
General Counsel and Secretary

I. Information About Voting	1
Solicitation of Proxies	1
Agenda Items	1
Who Can Vote	1
How to Vote	1
Use of Proxies	1
Broker Non-Votes	2
Revoking a Proxy or Changing Your Vote	2
Quorum Requirement	2
Vote Required for Action	3
II. The Proposals To Be Voted On	3
Election of Directors	3
III. Board of Directors	4
Nominees for Director	4
Directors Continuing in Office	4
IV. Information About the Board of Directors	6
Meetings	6
Committees	6
Audit Committee	6
Compensation Committee	6
Board of Directors Compensation	7
V. Security Ownership of Kirkland’s	7
Ownership of Management and Certain Beneficial Owners	7
Shareholder Return Performance Presentation	10
VI. Executive Compensation	11
Summary Compensation Table	11
Option Grants in Fiscal 2002	11
Aggregated Option Exercises in Fiscal 2002 and Year-End Option Values	12
Report of the Compensation Committee on Executive Compensation	12
Compensation Committee Interlocks and Insider Participation	14
Employment Agreements	14
VII. Related Party Transactions	15
Recapitalization	15
Indebtedness of Management	16
Transactions Related to Initial Public Offering	16
Charter of Airplanes	17
VIII. Other Matters	17
Section 16(a) Beneficial Ownership Reporting Compliance	17
Audit Committee Report	17
Audit Fees	18
Shareholder Proposals for the 2004 Annual Meeting	18
Corporate Governance	18
Expenses Relating to this Proxy Solicitation	19

i

I. INFORMATION ABOUT VOTING

Solicitation of Proxies

      Our Board of Directors is soliciting proxies for use at our Annual Meeting and any adjournments of that meeting. We first mailed this proxy statement, the accompanying form of proxy and our Annual Report to Shareholders for our fiscal year ending February 1, 2003 (“fiscal 2002”) on or about May 1, 2003.

Agenda Items

      The agenda for the Annual Meeting is to:

      1. Elect two directors; and

      2. Conduct other business properly brought before the meeting.

Who Can Vote

      You can vote at the Annual Meeting if you are a holder of our common stock, no par value per share (“Common Stock”), on the record date. The record date is the close of business on April 1, 2003. You will have one vote for each share of Common Stock. As of April 1, 2003, there were 18,912,004 shares of Common Stock outstanding and entitled to vote.

How to Vote

For Shares Held Directly in the Name of the Shareholder

      If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may vote your shares in one of two ways:

•	In Person. If you choose to vote in person, you can come to the Annual Meeting and cast your vote in person; or

•	Voting By Mail. If you choose to vote by mail, complete the enclosed proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign your proxy card and return it without marking any voting instructions, your shares will be voted in favor of each of the proposals presented at the Annual Meeting.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

      If you hold your shares through a bank, brokerage firm or other nominee, you may vote your shares in any one of three ways:

•	In Person. If you choose to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee authorizing you to vote at the Annual Meeting. You can then come to the Annual Meeting and cast your vote in person;

•	Voting By Mail. If you choose to vote by mail, complete and return to your bank, brokerage firm or other nominee the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Voting By Telephone or Internet. If you choose to vote by telephone or Internet, vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee.

Use of Proxies

      Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board of Directors nominees for director. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Broker Non-Votes

      A broker non-vote occurs when banks or brokerage firms holding shares on behalf of a shareholder do not receive voting instructions from the shareholder by a specified date before the Annual Meeting and are not permitted to vote those undirected shares on specified matters under applicable stock exchange rules. We have been advised that since the only matter being voted upon at the Annual Meeting is the election of directors, which is not among the specified matters that banks and brokerage firms are prohibited from voting undirected shares, there will be no broker non-votes at the Annual Meeting.

Revoking a Proxy or Changing Your Vote

For Shares Held Directly in the Name of the Shareholder

      If you hold your shares in registered form and not through a bank, brokerage firm or other nominee, you may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Submitting a later-dated proxy by mail;

•	Sending a written notice to the Secretary of Kirkland’s. You must send any written notice of a revocation of a proxy so as to be delivered before the taking of the vote at the Annual Meeting to:

                    Kirkland’s, Inc.

                    805 N. Parkway
                    Jackson, TN 38305

Attention:	Lowell E. Pugh II Vice President, General Counsel and Secretary

        ; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your proxy. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered proxy.

For Shares Held Through a Bank, Brokerage Firm or Other Nominee

      If you hold your shares through a bank, brokerage firm or other nominee, you may change your vote at any time by:

•	Submitting a later-dated voting instruction form by mail to your bank, brokerage firm or other nominee;

•	Submitting a later-dated telephone or Internet vote in accordance with instructions set forth on the voting instruction form provided to you by your bank, brokerage firm or other nominee; or

•	Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not in and of itself revoke your voting instructions to your bank, brokerage firm or other nominee. You must also vote your shares at the Annual Meeting in order to effectively revoke your previously delivered voting instructions. In order, however, to vote your shares at the Annual Meeting, you must obtain a legal proxy, executed in your favor, from your bank, brokerage firm or other nominee to be able to vote at the Annual Meeting.

Quorum Requirement

      We need a quorum of shareholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action

      Directors are elected by a plurality vote of shares present in person or represented by proxy at the Annual Meeting. Other actions are approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the question is one upon which a larger or different vote is required by express provision of law or by our charter or bylaws. Shares represented by proxies which withhold authority to vote will not be counted in the election of directors in favor of any nominee. IN THE ABSENCE OF SPECIFIC DIRECTION, SHARES REPRESENTED BY A PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTOR NOMINEES.

II. THE PROPOSALS TO BE VOTED ON

Election of Directors

      We have three classes of directors which are intended to be as nearly equal in size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for Class I directors will expire at the 2006 Annual Meeting.

      The nominees for director this year are R. Wilson Orr, III and John P. Oswald. Information about the nominees, the continuing directors and the Board of Directors is contained in the next section of this proxy statement entitled “Board of Directors.”

      The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

      The Board of Directors recommends a vote FOR the election of R. Wilson Orr, III and John P. Oswald.

III. BOARD OF DIRECTORS

Nominees for Director

Class I – Term Expiring in 2006

R. Wilson Orr, III

      Principal Occupation: General Partner of SSM Ventures, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s.

      Age: 40

      Director Since: 1996

      Since 1993, Mr. Orr has been a general partner of SSM Ventures, a private equity investment firm, and a principal of SSM Corporation, a shareholder of Kirkland’s. He joined SSM Corporation in 1988 as a Vice President. From 1984 to 1988, he worked in corporate lending at Chemical Bank.

John P. Oswald

      Principal Occupation: Partner of the Capital Trust Group, a private equity investment firm and an affiliate of CT/Kirkland Equity Partners, L.P., which is a shareholder of Kirkland’s.

      Age: 43

      Director Since: 1996

      Since 1994, Mr. Oswald has been a partner of the Capital Trust Group, a private equity investment firm and an affiliate of CT/Kirkland Equity Partners, L.P., which is a shareholder of Kirkland’s. Mr. Oswald is also a beneficial owner of Capital Trust Investments, Ltd., a shareholder of Kirkland’s. He is also President and Chief Executive Officer of Bridge East Capital, a private equity investment partnership, which is an affiliate of the Capital Trust Group. Prior to joining Capital Trust Group, he was a partner with the law firm of Lord, Day & Lord from 1986 to 1994 and an associate with Arthur Andersen LLP from 1984 to 1986.

Directors Continuing in Office

Class II – Term Expiring in 2004

Reynolds C. Faulkner

      Principal Occupation: Executive Vice President and Chief Financial Officer of Kirkland’s.

      Age: 39

      Director Since: 1996

      Mr. Faulkner joined Kirkland’s as Senior Vice President and Chief Financial Officer in February 1998. He was promoted to Executive Vice President in February 2002. Prior to joining Kirkland’s, from July 1989 to January 1998, Mr. Faulkner was an investment banker in the corporate finance department of The Robinson-Humphrey Company, LLC, most recently serving as a Managing Director and head of the retail practice group. In this capacity, Mr. Faulkner was involved in numerous public and private financings and mergers and acquisitions of companies in the retail industry.

Murray Spain

      Principal Occupation: President and co-founder of World Wide Basics, an importer of general merchandise.

      Age: 59

      Director Since: 2001

      In September 2000, Mr. Spain co-founded World Wide Basics, an importer of general merchandise, and has served as its President since inception. Prior to this, he was the co-founder of Dollar Express, Inc. and acted as Dollar Express’s President and Chief Operating Officer from its inception in 1961 until May 2000, when Dollar Express merged with Dollar Tree Stores, Inc. At that time, Dollar Express was a chain of 126 retail stores in five states.

Class III – Term Expiring in 2005

Carl Kirkland

      Principal Occupation: Chairman of the Board of Kirkland’s

      Age: 62

      Director Since: 1966

      Mr. Kirkland has been Chairman of the Board of Kirkland’s since June 1996. Mr. Kirkland co-founded Kirkland’s in 1966 and served as Chief Executive Officer from 1966 through March 2001 and President from 1966 through November 1997. He has over 30 years of experience in the retail industry. Mr. Kirkland also serves on the board of directors of Hibbett Sporting Goods, Inc.

Robert E. Alderson

      Principal Occupation: President and Chief Executive Officer of Kirkland’s

      Age: 56

      Director Since: 1986

      Mr. Alderson has been a Director of Kirkland’s since September 1986, President of Kirkland’s since November 1997 and Chief Executive Officer of Kirkland’s since March 2001. He served as Chief Operating Officer of Kirkland’s from November 1997 through March 2001 and as Senior Vice President of Kirkland’s since joining in 1986 through November 1997. He also served as Chief Administrative Officer of Kirkland’s from 1986 to 1997. Prior to joining Kirkland’s, Mr. Alderson was a senior partner at the law firm of Menzies, Rainey, Kizer & Alderson.

David M. Mussafer

      Principal Occupation: Managing Director of Advent International Corporation, a private equity investment fund.

      Age: 39

      Director Since: 1996

      Mr. Mussafer has been a Director of Kirkland’s since June 1996. Mr. Mussafer is currently a Managing Director of Advent International Corporation and is responsible for Advent’s North American private equity operations. Advent is a private equity investment firm which beneficially owns Common Stock of Kirkland’s. Mr. Mussafer joined Advent in 1991 and has been a principal of the firm since 1993. Prior to joining Advent, Mr. Mussafer worked in corporate lending at Chemical Bank from 1985 to 1988.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

      During fiscal 2002, the Board of Directors held six regular and special meetings. Other than Murray Spain, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which they served.

Committees

      The Board of Directors has two standing committees: an Audit Committee and a Compensation Committee.

Audit Committee

      The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee. A copy of this charter is attached as Appendix A to this proxy statement. The principal duties of the Audit Committee, among other things, are to:

•	Review the effectiveness and adequacy of our financial organization and internal controls

•	Review the annual report, proxy statement and other financial representations and ensure that our financial reports fairly represent our operations

•	Review the effectiveness and the scope of activities of our independent public accountants

•	Review significant changes in accounting policies

•	Establish procedures for the receipt, retention and treatment of complaints received by us, including confidential anonymous submissions by our employees, regarding questionable accounting or auditing matters

•	Appoint and oversee the work of our independent public accountants

•	Review the independence of our independent public accountants

•	Pre-approve audit and non-audit services provided by our independent public accountants

•	Monitor compliance with legal regulatory requirements

•	Review transactions with related parties

      Members: Mr. Orr (Chairman), Mr. Oswald and Mr. Spain. All of the members of the Audit Committee are “independent” as defined in the listing requirements for The Nasdaq Stock Market and in the Sarbanes-Oxley Act of 2002.

      Number of Meetings in fiscal 2002: 3

Compensation Committee

      The principal duties of the Compensation Committee, among other things, include:

•	Review and approve compensation policies and practices for our senior executives

•	Establish the total compensation for our senior executives

•	Review and approve material changes in our employee benefit plans

•	Administer our employee benefit plans, including equity grants

•	Review significant organizational changes and management succession planning

•	Recommend to the Board of Directors candidates for officers of Kirkland’s

      Members: Mr. Mussafer (Chairman), Mr. Kirkland and Mr. Orr.

      Number of Meetings in fiscal 2002: 1

      We plan to change the composition of the Compensation Committee as necessary to comply with future changes in Securities and Exchange Commission (“SEC”) regulations or Nasdaq Stock Market listing standards.

Board of Directors Compensation

Retainer and Fees for Employee Directors

      Any director who is also one of our employees does not receive any additional compensation for his service as a director of Kirkland’s.

Retainer and Fees for Non-employee Directors

      Cash Compensation. Each director who is not also one of our employees is paid an annual retainer of $20,000, as well as $1,000 for each board meeting attended in person.

      Equity Compensation. Each non-employee director receives an annual grant of a fully-vested, non-qualified stock option to purchase 5,000 shares of Common Stock. The exercise price of each grant will be the fair market value of Common Stock and will be exercisable up to 10 years from the date granted.

      Board Committees. Each non-employee director who is a member of our Audit Committee is paid an annual retainer of $2,000 and the Chairman of the Audit Committee is paid an additional annual retainer of $2,500. Each non-employee director who is a member of our Compensation Committee is paid an annual retainer of $1,000 and the Chairman of the Compensation Committee is paid an additional annual retainer of $1,000. Each non-employee director who is a member of the Audit Committee and/or the Compensation Committee also receives an additional $500 for each committee meeting attended in person.

V. SECURITY OWNERSHIP OF KIRKLAND’S

Ownership of Management and Certain Beneficial Owners

      The following table shows, as of March 15, 2003, the number of shares of Common Stock beneficially owned by:

•	each beneficial owner of more than five percent of outstanding Common Stock;

•	each of our directors;

•	our President and Chief Executive Officer;

•	each of our four most highly compensated executive officers (other than our President and Chief Executive Officer); and

•	all of our current directors and executive officers as a group.

	Shares Beneficially
	Owned

Name	Number	Percent

Advent International Group(1)	6,306,407	33.3%
75 State Street
Boston, MA 02109
Robert E. Alderson(2)	768,124	4.0%

	Shares Beneficially
	Owned

Name	Number	Percent

Reynolds C. Faulkner(3)	157,670	*
Carl Kirkland(4)	210,658	1.1%
The Carl T. Kirkland Grantor Retained Annuity Trust 2001-1(5)	1,472,253	8.3%
c/o Kirkland’s, Inc.
805 N. Parkway
Jackson, TN 38305
The Carl T. Kirkland Grantor Retained Annuity Trust 2002-1(5)	1,312,520	7.8%
c/o Kirkland’s, Inc.
805 N. Parkway
Jackson, TN 38305
Chris T. LaFont(6)	32,455	*
David Mussafer(7)	6,311,407	33.4%
c/o Advent International Corporation
75 State Street
Boston, MA 02109
R. Wilson Orr, III(8)	17,614	*
John P. Oswald(9)	715,951	3.8%
Murray Spain(10)	10,000	*
Robert Walker(5)
c/o Kirkland’s, Inc.	2,784,773	14.7%
805 N. Parkway
Jackson, TN 38305
C. Edmond Wise, Jr.(11)	13,298	*
All executive officers and directors as a group (9 persons)(12)	8,237,177	43.2%

*	Less than one percent of class

(1)	Includes 4,637,770 shares of Common Stock held by Global Private Equity Group II Limited Partnership, 1,509,589 shares of Common Stock held by Advent Direct Investment Program Limited Partnership and 159,048 shares of Common Stock held by Advent Partners Limited Partnership. David Mussafer, one of our directors, is an affiliate of each of these partnerships.

(2)	Includes an option to purchase 57,265 shares of Common Stock.

(3)	Includes an option to purchase 22,906 shares of Common Stock.

(4)	Includes 110,186 shares of Common Stock held in trusts in which Mr. Kirkland is the trustee. Mr. Kirkland disclaims beneficial ownership of these shares.

(5)	Robert Walker is the trustee of the two Carl T. Kirkland Grantor Retained Annuity Trusts, and as a result, he may be deemed to beneficially own the shares held by the trusts. Mr. Walker disclaims beneficial ownership of these shares.

(6)	Consists of options to purchase shares of Common Stock.

(7)	In its capacity as the manager of funds affiliated with Advent International Group, Advent International Corporation exercises sole voting and investment power with respect to the 6,306,407 shares of Common Stock beneficially owned by the Advent Funds and, accordingly, Advent International Group may be deemed to beneficially own such shares. As a result, Mr. Mussafer, one of our directors and a Managing Director of Advent International Corporation, may be deemed to beneficially own these shares. Mr. Mussafer disclaims beneficial ownership of all shares held by the Advent Funds other than the 8,137 shares that are indirectly beneficially owned by Mr. Mussafer. Mr. Mussafer also owns an option to purchase 5,000 shares of Common Stock.

(8)	This information is as of March 31, 2003. Includes options to purchase 5,000 shares of Common Stock held by Mr. Orr. Mr. Orr may be deemed to beneficially own 883 shares of Common Stock held by SSM Corporation. Mr. Orr, one of our directors, is a principal of SSM Corporation.

(9)	Mr. Oswald may be deemed to beneficially own 516,045 shares of Common Stock held by Capital Trust Investments, Ltd. and 194,906 shares of Common Stock held by Capital Trust, S.A. Mr. Oswald, one of our directors, is a partner of CT Capital International which is an affiliate of Capital Trust Investments, Ltd. and Capital Trust, S.A. Mr. Oswald also owns an option to purchase 5,000 shares of Common Stock.

(10)	Includes an option to purchase 5,000 shares of Common Stock held by Mr. Spain.

(11)	Consists of options to purchase shares of Common Stock.

(12)	Includes options to purchase 145,924 shares of Common Stock.

Shareholder Return Performance Presentation

      The graph that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (“Exchange Act”), notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such graph by specific reference. The following Shareholder Return Performance Graph compares the cumulative return on our Common Stock for the period from July 11, 2002 (the date our Common Stock commenced trading on the Nasdaq National Market) to February 1, 2003 (the date our 2002 fiscal year ended), with The Nasdaq Stock Market (U.S.) Index and The Nasdaq Retail Trade Index. The comparison assumes $100 was invested on July 11, 2002 in our Common Stock and in each of the Indices and assumes reinvestment of dividends.

COMPARISON OF CUMULATIVE TOTAL RETURN

FROM JULY 11, 2002 TO FEBRUARY 1, 2003
AMONG KIRKLAND’S, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ RETAIL TRADE INDEX

VI. EXECUTIVE COMPENSATION

      The following tables show all compensation earned by our President and Chief Executive Officer and each of our four other most highly compensated executive officers during fiscal 2002 and our fiscal year ended February 2, 2002 (“fiscal 2001”).

Summary Compensation Table

					Long Term
					Compensation

	Annual Compensation				Awards

					Securities
	Fiscal			Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary($)	Bonus($)	Compensation($)	Options(#)	Compensation($)

Robert E. Alderson(1)	2002	291,667	300,000	—	—	878,669	(2)
President and Chief	2001	275,000	350,000	—	137,457	2,062
Executive Officer
Carl Kirkland(3)	2002	145,833	150,000	—	—	3,857,618	(4)
Chairman of the Board	2001	103,125	175,000	—	—	2,787
Reynolds C. Faulkner	2002	246,667	250,000	—	—	7,371	(5)
Executive Vice President	2001	226,250	150,000	—	54,983	5,118
and Chief Financial Officer
Chris T. LaFont	2002	215,000	102,500	—	—	3,120	(6)
Senior Vice President of	2001	188,000	46,750	—	60,481	1,598
Merchandising and General
Merchandise Manager
C. Edmond Wise, Jr.	2002	190,000	95,000	—	—	3,120	(8)
Senior Vice President of	2001	176,250	52,263	37,855 (7)	30,240	—
Store Operations

(1)	Mr. Alderson became our Chief Executive Officer in March 2001. Mr. Alderson also served as our Chief Operating Officer until March 2001.

(2)	Includes (i) $3,105 for employer matching contributions under the Kirkland’s, Inc. Retirement Plan (“401(k) Plan”); (ii) $1,195 for life insurance premiums; and (iii) $808,369 classified in our financial statements as interest associated with our Class C Preferred Stock.

(3)	Mr. Kirkland also served as our Chief Executive Officer until March 2001.

(4)	Includes (i) $3,105 for employer matching contributions under the 401(k) Plan; (ii) $1,920 for life insurance premiums; and (iii) $3,852,593 classified in our financial statements as interest associated with our Class C Preferred Stock.

(5)	Includes (i) $3,120 for employer matching contributions under the 401(k) Plan; and (ii) $4,251 for life insurance premiums.

(6)	Consists of $3,120 for employer matching contributions under the 401(k) Plan.

(7)	Includes $30,655 in relocation expenses.

(8)	Consists of $3,120 for employer matching contributions under the 401(k) Plan in fiscal 2002.

Option Grants in Fiscal 2002

      There were no grants of stock options in fiscal 2002 to the officers named in the Summary Compensation Table.

Aggregated Option Exercises in Fiscal 2002 and Year-End Option Values

      Shown below is information with respect to options to purchase Common Stock exercised in fiscal 2002 by the officers named in the Summary Compensation Table and the value of the unexercised options held by them at February 1, 2003.

Number of Securities Underlying
	Shares		Unexercised Options	Value of Unexercised In the Money
	Acquired on	Value	at February 1, 2003	Options at February 1, 2003
Name	Exercise(#)	Realized($)	Exercisable/Unexercisable(#)	Exercisable/Unexercisable($)

Robert E. Alderson	—	—	45,814/91,643	472,342/944,840
Carl Kirkland	—	—	—	—
Reynolds C. Faulkner	125,526	1,454,846	18,326/36,657	188,941/377,933
Chris T. LaFont	—	—	27,416/40,323	279,465/415,730
C. Edmond Wise, Jr.	—	—	10,079/20,161	103,914/207,860

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

      The Report of the Compensation Committee on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act of 1933, as amended (“Securities Act”), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference except to the extent we incorporate such Report by specific reference.

      The Compensation Committee of the Board of Directors has furnished the following report on executive compensation:

General

      The Compensation Committee of the Board of Directors consists of David M. Mussafer (Chairman), Carl Kirkland and R. Wilson Orr, III. The Compensation Committee develops and implements compensation policies, plans and programs for Kirkland’s.

Executive Compensation

Compensation Level Review

      Executive compensation levels are determined in connection with a review of compensation levels at comparable publicly held companies. The Compensation Committee reviewed a study of the compensation levels of Kirkland’s top executives for fiscal 2002 compared to a sample set of eight predominantly mall-based specialty retailers of similar size (the average revenues of the peer group were approximately $345 million vs. Kirkland’s fiscal 2002 net sales of approximately $341 million). The results of the review confirmed that the compensation of Kirkland’s executive officers in fiscal 2002 was on par with the average compensation of comparable executive officers in this peer group.

      The fiscal 2002 salary and bonus of Kirkland’s President and Chief Executive Officer, Robert E. Alderson, was on par with, although slightly lower than, the average compensation for chief executive officers in this peer group (after eliminating the highest and lowest data points from the sample sets). The study showed that the average salary and bonus for chief executive officers in the eight-company peer group was approximately $700,000 in combined salary and bonus with the average breakdown: 67% salary and 33% bonus. By eliminating the highest paying company and the lowest paying company from the peer sample, the average compensation was approximately $629,000 with the average broken down: 75% salary and 25% bonus. In comparison, the fiscal 2002 salary and bonus of Kirkland’s President and Chief Executive Officer totalled approximately $600,000, which is broken down 50% salary and 50% bonus.

      In terms of the second highest paid executive in salary and bonus in fiscal 2002 (Kirkland’s Executive Vice President and Chief Financial Officer, Reynolds C. Faulkner), Kirkland’s compensation was also on par with the peer group and again slightly lower than the average (after eliminating the highest and lowest data points from the sample set). The study showed that the average salary and bonus for the second highest paid executive for the eight-company peer group was approximately $487,000 with the average breakdown: 64% salary and 36% bonus. By eliminating the highest paying company and the lowest paying company from the peer sample, the average salary and bonus was approximately $502,000 with the average breakdown: 66% salary and 34% bonus. In comparison, the fiscal 2002 salary and bonus of Kirkland’s Executive Vice President and Chief Financial Officer totalled approximately $500,000, which is broken down 50% salary and 50% bonus.

      In terms of the final bonus awards for fiscal 2002, the Compensation Committee recommended the bonus payout level at 100% for each of Robert E. Alderson, Reynolds C. Faulkner and Carl Kirkland. The decision of the Compensation Committee was reached based upon the tremendous accomplishments of the team over the past fiscal year including completing Kirkland’s initial public offering in July 2002, exceeding Kirkland’s original fiscal 2002 budgeted earnings and successfully concluding a very difficult holiday selling season with inventory levels positioned well for the start of fiscal 2003.

Component Policies

      Base Salary. The base salary component for executive officers includes compensation for discharging job responsibilities and reflects the executive officer’s performance over time. Individual salary adjustments take into account Kirkland’s salary increase guidelines for the fiscal year and individual performance contributions for the fiscal year, as well as sustained performance contributions over a number of years and significant changes in job responsibilities, if any.

      Bonus. The annual bonus component for senior executive officers, including Kirkland’s President and Chief Executive Officer and Kirkland’s Executive Vice President and Chief Financial Officer, is based on Kirkland’s performance and management’s performance against specified goals established on an annual basis by the Compensation Committee after reviewing management’s detailed management plan and budget. The Compensation Committee intends to set the specific target criteria for bonus awards for fiscal 2003 on or before the Annual Meeting. For future fiscal years, the Compensation Committee intends to set the specific target criteria for bonus awards on or before February 1st for the ensuing fiscal year.

      The annual bonus component for the broader set of executive officers is based upon three components: 50% of the bonus is determined based upon Kirkland’s performance, 25% is based upon individual goals and 25% is at the discretion of Kirkland’s President and Chief Executive Officer and Kirkland’s Executive Vice President and Chief Financial Officer. Criteria for the discretionary component of the annual bonus are specific to each eligible participant, and includes factors such as team leadership, efforts to train and develop staff, coordination with other departments and contributions to special projects.

Stock Options, Restricted Stock and Stock Appreciation Rights

      The Compensation Committee established guidelines for management to use for recommending grants of stock options, restricted stock and stock appreciation rights under Kirkland’s 2002 Equity Incentive Plan. These guidelines include the following criteria for annual grants: (1) in recognition of increased job responsibilities in connection with a promotion, (2) in recognition for outstanding individual performance significantly exceeding expected levels and (3) new grants to newly hired senior employees. However, it is the Compensation Committee’s belief that annual grants should not become simply an across the board issuance done on an annual basis without meeting one of the three criteria listed above.

The Compensation Committee

David M. Mussafer

Carl Kirkland
R. Wilson Orr, III

Compensation Committee Interlocks and Insider Participation

•	Other than Carl Kirkland, the members of the Compensation Committee have not at any time served as officers or employees of Kirkland’s. Two members of the Compensation Committee, Messrs. Mussafer and Orr, are affiliated with entities that participated in our 1996 recapitalization, in subsequent debt/equity financings and in the transactions effected in connection with our initial public offering. See “Related Party Transactions” on page 15.

•	We rent aircraft for business travel from a company owned by Carl Kirkland. We spent $130,000 for the rental of aircraft from this company in fiscal 2002. Management considers the terms of these aircraft rentals to be at arms length and reasonably equivalent to terms we could obtain through negotiations with an unaffiliated third party under similar economic conditions.

•	We entered into an agreement with Carl Kirkland in May 2002 under which all of Mr. Kirkland’s outstanding shares of our Class C Preferred Stock, having an aggregate stated value of $7.9 million, were exchanged for 567,526 shares of Common Stock. In addition, we paid Mr. Kirkland $1.1 million in accrued and unpaid amounts classified as interest associated with our Class C Preferred Stock held by Mr. Kirkland.

Employment Agreements

Carl Kirkland and Robert E. Alderson

      Under their employment agreements, which expire in June 2006, subject to automatic successive one-year extensions if not terminated, Mr. Kirkland’s current salary is $157,500 and Mr. Alderson’s current salary is $315,000. Messrs. Kirkland and Alderson are also eligible to receive an annual bonus of up to 100 percent of their annual salary. The amount of the annual bonus is at the discretion of the Compensation Committee and is based on the achievement of specified personal performance goals and/or specified corporate performance goals, as determined by the Compensation Committee.

      In addition, under the employment agreements, if Mr. Kirkland is terminated without cause and/or terminates his employment for specified reasons, he is entitled to a lump sum severance payment equal to the discounted present value of 24 months’ salary or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th his annual salary for 24 months, as well as continued health benefits and use of his office space until the earlier of attainment of age 72 or death. If Mr. Alderson is terminated without cause and/or terminates his employment for specified reasons, he is entitled to a lump sum severance payment equal to the discounted present value of 24 months’ salary or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th his annual salary for 24 months, as well as continued health benefits for 24 months.

      Each of the employment agreements described above also contains non-competition provisions prohibiting the executive from competing against us during the term of the employment agreement and for three years thereafter without our prior written consent. Messrs. Kirkland and Alderson are also entitled to certain additional benefits (beyond those generally available to our employees) including an automobile allowance and additional life insurance.

Reynolds C. Faulkner

      Reynolds C. Faulkner currently serves as our Executive Vice President and Chief Financial Officer. Mr. Faulkner currently receives an annual salary of $262,500. Under his employment agreement which expires in June 2006, subject to automatic successive one-year extensions, if not terminated, if Mr. Faulkner’s employment is terminated without cause or by Mr. Faulkner under specified circumstances, Mr. Faulkner is entitled to receive a lump sum severance payment equal to the discounted present value of 18 months’ salary, or, at the discretion of the Board of Directors, the payment of monthly severance payments equal to 1/12th of his annual salary for 18 months, as well as continued health benefits for 18 months.

      Mr. Faulkner’s employment agreement provides that Mr. Faulkner is eligible to receive an annual bonus of up to 100 percent of his annual salary. The amount of the annual bonus is at the discretion of the Compensation Committee and is based on the achievement of specified personal performance goals and/or specified corporate performance goals, as determined by the Compensation Committee. In addition, Mr. Faulkner will receive a bonus of up to $25,000 in June 2003, a bonus of up to $60,000 in June 2004 and a bonus of $60,000 in June 2005, contingent upon his continued employment with us. The Compensation Committee will determine the bonus amount.

      Mr. Faulkner’s employment agreement also contains a non-competition provision prohibiting him from competing against us during the term of the employment agreement and for three years thereafter without our prior written consent. Mr. Faulkner is also entitled to certain additional benefits (beyond those generally available to our employees) including an automobile allowance and additional life insurance.

Chris T. LaFont

      Chris T. LaFont currently serves as our Senior Vice President of Merchandising and General Merchandise Manager. Under his employment agreement, Mr. LaFont’s current annual base salary is $240,000 and he is eligible to receive an annual bonus of up to 50% of base salary dependent upon the achievement of certain corporate and individual performance criteria determined by management and approved by the Compensation Committee.

      Mr. LaFont is subject to a non-competition provision prohibiting him from competing against us during the three-year period after termination. Pursuant to this non-competition provision, if at any time Mr. LaFont’s employment is terminated by Kirkland’s without cause or Mr. LaFont resigns, Mr. LaFont will continue to receive his base salary and health insurance benefits for a period of three years after termination. However, if Mr. LaFont becomes employed by another company consistent with the terms of the non-competition provision, then all post-employment salary continuation payments and health insurance benefits will terminate. In addition, if Mr. LaFont resigns, we have the option to waive the non-competition restrictions, in which case Mr. LaFont would not be entitled to receive any further salary and health insurance benefits.

C. Edmond Wise

      In December 2000, we entered into an employment agreement with C. Edmond Wise, Jr. Under the terms of that agreement, Mr. Wise serves as our Senior Vice President of Store Operations. Mr. Wise currently receives an annual salary of $205,000, and will be eligible to receive an annual bonus of up to 50% of base salary upon the achievement of certain corporate and individual performance criteria. In addition, Mr. Wise received a signing bonus of $20,000. The term of Mr. Wise’s agreement extends until termination by either party at any time with or without cause.

VII. RELATED PARTY TRANSACTIONS

Recapitalization

      On June 12, 1996, we completed a recapitalization whereby Advent International Group (through affiliated entities) became the largest beneficial owner of our equity. The 1996 recapitalization permitted certain founding and management shareholders, consisting of Carl Kirkland, Robert E. Alderson and two other shareholders, to realize a portion of the value of their interest in Kirkland’s.

      Concurrent with the consummation of our 1996 recapitalization, we issued an aggregate of $20 million of subordinated notes to a group of institutional lenders, as well as warrants to purchase an aggregate of 919,421 shares of Common Stock. John P. Oswald, a current director, is affiliated with one of these institutional lenders. During fiscal 2002, the subordinated notes were paid in full. The institutional lender affiliated with John P. Oswald received a total of $2.2 million in interest and principal during fiscal 2002. All of the warrants issued in connection with the subordinated notes were exercised in July 2002.

Indebtedness of Management

      In May 2002, we loaned $217,000 to Reynolds C. Faulkner, our Executive Vice President and Chief Financial Officer. The note bears interest at the rate of 4.75% per year which is payable over the term of the note. The note matures in May 2005 and is due and payable in full at that time. The loan is collateralized by marketable securities having a value of no less than the principal amount of the loan together with 125,526 shares of Common Stock owned by Mr. Faulkner. The security agreement between Mr. Faulkner and us requires Mr. Faulkner to supply additional collateral at any time the value of existing collateral falls below 125% of the then principal amount of the loan. In addition, in accordance with the requirements of the note, in April 2003 we advanced an additional $381,401 of principal to Mr. Faulkner subject to the same interest rate, principal repayment and collateral provisions as the original principal amount. Our Board of Directors and our Audit Committee approved the loan.

Transactions Related to Initial Public Offering

      In connection with our initial public offering of Common Stock in July 2002, we entered into the following transactions:

      Stock Repurchase Agreement. In May 2002, we entered into a stock repurchase agreement with the former holders of our preferred stock (other than Carl Kirkland). This agreement was amended on July 10, 2002. This agreement governed our repurchase of shares of our capital stock from such former preferred shareholders with a portion of the proceeds from our initial public offering. The following table lists the number of shares of capital stock purchased by us from our directors, executive officers, shareholders who are affiliated with our directors or executive officers or who are holders of at least five percent of Common Stock, as well as the purchase price paid for such shares.

	Class A	Class B	Class C	Class D
	Preferred	Preferred	Preferred	Preferred	Common	Purchase
Securityholder	Stock	Stock	Stock	Stock	Stock	Price

Robert E. Alderson	—	600	54,218	—	—	$1,927,972
Global Private Equity II Limited Partnership(1)	132,091	—	—	—	—	$2,051,783
Advent Direct Investment Program Limited Partnership(2)	42,996	—	—	—	—	$667,853
Advent Partners Limited Partnership(3)	4,530	—	—	—	—	$70,364
CT/Kirkland Equity Partners, L.P.(4)	390,992	—	—	1,781	—	$6,929,859
SSM Venture Partners, L.P.(5)	220,102	—	—	—	—	$3,418,862

(1)	David M. Mussafer, one of our directors, is affiliated with Global Private Equity II Limited Partnership.

(2)	David M. Mussafer, one of our directors, is affiliated with Advent Direct Investment Program Limited Partnership.

(3)	David M. Mussafer, one of our directors, is affiliated with Advent Partners Limited Partnership.

(4)	John P. Oswald, one of our directors, is affiliated with CT/Kirkland Equity Partners, L.P.

(5)	Wilson Orr, III, one of our directors, is affiliated with SSM Venture Partners, L.P.

     Carl Kirkland Exchange Agreement. In May 2002, Carl Kirkland, our Chairman, entered into an agreement with us under which he exchanged all of his outstanding shares of our Class C Preferred Stock, having an aggregate stated value of $7.9 million, into 567,526 shares of Common Stock. In addition, we paid Mr. Kirkland $1.1 million in accrued and unpaid amounts classified as interest associated with our Class C Preferred Stock held by Mr. Kirkland.

Charter of Airplanes

      We rent aircraft for business travel from a company owned by Carl Kirkland. We spent $130,000 for the rental of aircraft from this company in fiscal 2002. Management considers the terms of these aircraft rentals to be at arms length and reasonably equivalent to terms we could obtain through negotiations with an unaffiliated third party under similar economic conditions.

VIII. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities (collectively, “Reporting Persons”), to file initial reports of ownership and reports of change of ownership with the SEC. Reporting Persons are additionally required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely upon a review of copies of reports furnished to us during Fiscal 2002, all Reporting Persons were in compliance, except that (i) a Form 3 was not filed in a timely manner for Murray Spain, one of our directors, and Connie Scoggins, our Vice President of Finance and Treasurer/Controller, upon the registering of our Common Stock for the first time under Section 12 of the Exchange Act; (ii) a Form 3 was not filed in a timely manner for Robert Walker, the trustee of two trusts for the benefit of Carl Kirkland’s family members, upon the acquisition by the trusts of an aggregate of more than 10 percent of our Common Stock; (iii) a Form 4 was not filed in a timely manner for H.R. Harvey, our former Senior Vice President of Merchandising, in connection with his exercise of an option to purchase 10,000 shares of our Common Stock; and (iv) a Form 5 was not filed in a timely manner for Carl Kirkland, our Chairman of the Board, to report the gift of shares to a trust for the benefit of Carl Kirkland’s family members.

AUDIT COMMITTEE REPORT

      The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by us under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent we incorporate such Report by specific reference.

      The Audit Committee of the Board of Directors has:

•	Reviewed and discussed the audited financial statements with management;

•	Discussed with PricewaterhouseCoopers LLP, our independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61; and

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by Independence Standards Board Standard No. 1, and has discussed with PricewaterhouseCoopers LLP its independence.

      In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended February 1, 2003.

The Audit Committee

R. Wilson Orr, III, Chairman

John P. Oswald
Murray Spain

Audit Fees

      The aggregate fees billed for services rendered by our independent public accountants, PricewaterhouseCoopers LLP, during fiscal 2002 and fiscal 2001, were as follows:

	Fiscal 2002	Fiscal 2001

Audit Fees	$121,400	$99,695
Audit-Related Fees:
Services relating to our initial public offering and the audit of our 401(k) Plan	184,375	5,408
Tax Fees
Preparation of tax returns and estimated payments and assistance with various compliance-related matters	70,850	76,269
All Other Fees:	—	—

TOTAL	$376,625	$181,372

      The Audit Committee has selected PricewaterhouseCoopers LLP to be our independent public accountants for our fiscal year ending January 31, 2004.

Shareholder Proposals for the 2004 Annual Meeting

      Shareholders may nominate director candidates and make proposals to be considered at the 2004 Annual Meeting. In accordance with our bylaws, any shareholder nominations of one or more candidates for election as directors at the 2004 Annual Meeting or any other proposal for consideration at the 2004 Annual Meeting must be received by us at the address set forth below, together with certain information specified in our bylaws, between February 27, 2004 and March 29, 2004.

      In addition to being able to present proposals for consideration at the 2004 Annual Meeting, shareholders may also be able to have their proposals included in our proxy statement and form of proxy for the 2004 Annual Meeting. In order to have a shareholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to us at the address set forth below not later than January 2, 2004, and the shareholder must otherwise comply with applicable SEC requirements and our bylaws. If the shareholder complies with these requirements for inclusion of a proposal in our proxy statement and form of proxy, the shareholder need not comply with the notice requirements described in the preceding paragraph.

      The form of proxy issued with our 2004 proxy statement will confer discretionary authority to vote for or against any proposal made by a shareholder at our 2004 Annual Meeting and which is not included in our proxy statement. However, such discretionary authority may not be exercised if the shareholder proponent has given to our Secretary notice of such proposal between February 27, 2004 and March 29, 2004 and certain other conditions provided for in the SEC’s rules have been satisfied.

      A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of Kirkland’s, and all notices and nominations referred to above must be sent to the Secretary of Kirkland’s, at the following address: Kirkland’s, Inc., 805 N. Parkway, Jackson, TN 38305, Attention: Lowell E. Pugh II, Vice President, General Counsel and Secretary.

Corporate Governance

      We recently amended the charter of our Audit Committee to reflect recent legislative and regulatory developments, including the passage of the Sarbanes-Oxley Act of 2002 and the proposed amendments to The Nasdaq Stock Market listing requirements. Based on adopted and proposed legislation, Securities and Exchange Commission regulations and The Nasdaq Stock Market listing requirements published as of the date of this proxy statement, the Board of Directors has determined that all of the members of the Audit Committee of the Board of Directors are “independent.”

Expenses Relating to this Proxy Solicitation

      We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our stock and obtaining the proxies of those owners. We have retained Corporate Communications, Inc. to assist in the solicitation of proxies.

LOWELL E. PUGH II
Vice President,
General Counsel and Secretary

Appendix A

CHARTER OF THE

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
OF
KIRKLAND’S, INC.

ARTICLE I

PURPOSE

      The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) of Kirkland’s, Inc. (the “Company”) in undertaking and fulfilling its oversight responsibilities in connection with: (a) reviewing the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitoring the integrity of such financial reports; (b) reviewing the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (c) reviewing the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (d) monitoring compliance with legal regulatory requirements; (e) monitoring the independence and performance of the Company’s independent public accountants; and (f) providing effective communication between the Board, senior and financial management and the Company’s independent public accountants.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full power and all necessary resources to retain special legal, accounting or other consultants to advise the Committee.

ARTICLE II

MEMBERSHIP AND TERM

      A. Membership. The Committee shall be comprised of at least three members of the Board. Committee members shall meet the independence requirements of the Nasdaq Stock Market, Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”) and the rules and regulations of the Securities and Exchange Commission (“Commission”). Accordingly,

1. Each member of the Committee must be an independent, non-executive director free from any relationship that, in the judgment of the Board, may interfere with the exercise of the member’s independence;

2. Each member of the Committee must not receive any payments from the Company other than in such member’s capacity as a director;

3. Each member of the Committee must be financially literate(1) at the time of appointment to the Committee; and

4. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in such individual’s financial sophistication, including being or having been a

      (1) The term “financial literacy” means that a member of the Committee must have the ability to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The term “financial literacy” does not mean that a member must have a chief financial officer’s or accounting practitioner’s understanding of generally accepted accounting principles, consistently applied, as adopted in the United States of America by the Financial Accounting Standards Board (“GAAP”).

chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

      B. Term. The members of the Committee shall be appointed for a one year term by the Board at its annual meeting. Any vacancy occurring in the Committee shall be filled by the Board. Any such Committee member so elected shall hold office for a term expiring at the Board’s next annual meeting. Unless a Chairman of the Committee is designated by the Board, the members of the Committee will elect a Chairman by formal vote of the Committee’s full membership.

ARTICLE III

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

      The Company’s independent public accountants shall be accountable to the Committee, and the Committee shall have ultimate authority to select, evaluate and replace the Company’s independent public accountants. The Committee will ascertain that the independent public accountants will be available to the full Board at least annually (and more frequently if deemed appropriate by the Committee) to provide the Board with a timely analysis of significant financial reporting issues. The Committee will not engage the independent public accountants to perform any services set forth on Section 10(A)(g) of the Exchange Act.

ARTICLE IV

MEETINGS

      The Committee shall meet at such times and from time to time as it deems to be appropriate, but not less than quarterly. Meetings of the Committee may be held upon the call of any Committee member by mailing a written notice stating the day, hour and geographic location, if any, of such meeting, to each Committee member at his or her last known post office address, by causing the same to be delivered personally or by transmitting such notice by telegram, overnight courier service, telephone or e-mail, to each Committee member, in any case, at least two days before the meeting. Notice may be waived in writing before or after the time of such meeting, and attendance of a Committee member at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting. Members of the Committee may attend a meeting by telephone conference.

      The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent public accountants to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Minutes of each meeting of the Committee shall be reduced to writing. Except as otherwise provided by statute or this Charter, a majority of the incumbent members of the Committee shall be required to constitute a quorum for the transaction of business at any meeting, and the act of a majority of the Committee members present and voting at any meeting at which a quorum is present shall be the act of the Committee. The Committee shall report to the Board at the first Board meeting following each such Committee meeting. The Committee may also act by unanimous written consent without a meeting. As part of its job to foster open communication, the Committee should meet, whenever deemed appropriate by the Committee, with management and the independent public accountants in separate sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee should meet with the independent public accountants and management quarterly to review the Company’s financial statements and related materials as described below.

ARTICLE V

RESPONSIBILITIES

      The following functions are the common recurring activities of the Committee in carrying out its oversight role. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1. Review and reassess the adequacy of this Committee and its Charter not less than annually and recommend any proposed changes to the Board for consideration and approval.

2. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Committee or at the request of the independent public accountants or management.

3. Review with management and the independent public accountants the audited financial statements and related footnotes, and the clarity of the disclosures in the financial statements, to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K) prior to the filing of the Form 10-K (and, to the extent practicable, prior to the annual earnings release), including a review of major issues regarding accounting and auditing principles and practices and any related party transactions as well as the adequacy of internal controls that could significantly affect the Company’s financial statements, and review and consider with the independent public accountants the matters required to be discussed by Statement on Auditing Standards (“SAS”) 61.

4. Review with management and the independent public accountants their judgments about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity and transparency of the disclosures in the financial statements.

5. Prepare the report required by the rules of the Securities and Exchange Commission regarding the Committee, to be included in the Company’s annual proxy statement. The Committee will include a statement within such report on whether the Committee has recommended that the financial statements be included in the Form 10-K. The Committee should also ensure that a copy of the Committee’s Charter is included within the Company’s proxy statement at least once every three years.

6. Discuss with the independent public accountants and management whether the Company’s quarterly financial statement as well as significant events, transactions and changes in accounting estimates were considered by the independent public accountants (after performing their required quarterly review) to have affected the quality of the Company’s financial reporting. Such review will occur prior to the Company’s filing of the Form 10-Q and, to the extent practicable, prior to the quarterly earnings release.

7. Review the Company’s disclosures contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or other pertinent form, as applicable.

8. Review the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information (subject to compliance with law and applicable Commission rules, including Regulation G), as well as other publicly disclosed financial information and earnings guidance, and discuss any of the foregoing with management to the extent desired by any member of the Committee. Such discussion may be general in nature (consisting of discussing the types of information to be disclosed and the types of presentations to be made).

9. Meet periodically with management and the independent public accountants to review the Company’s major financial risk exposures and the steps taken to monitor and control such exposures.

10. Discuss with management and the independent public accountants the effect of regulatory and accounting initiatives, including pronouncements by the Financial Accounting Standards Board,

the Securities and Exchange Commission and other agencies or bodies, on the Company’s financial statements.

11. Review disclosures made to the Committee by the Company’s Chief Executive Officer and Chief Financial Officer, or the Company’s disclosure committee or any member thereof, during their certification process for the Form 10-K or Form 10-Q, as appropriate, about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

12. Review any relevant financial reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent public accountants.

13. Review and discuss quarterly reports from the independent public accountants regarding:

1. all critical accounting policies and practices to be used;

2. all alternative disclosures and treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountant; and

3. other material written communications between the independent public accountant and management, such as any management letter or schedule of unadjusted differences.

14. Obtain from the independent public accountants their recommendation regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and the correction of controls deemed to be deficient. After the completion of the audit, the Committee shall review with the independent public accountants any problems or difficulties the independent public accountants may have encountered.

15. Receive periodic reports from the independent public accountants regarding relationships between the independent public accountants and the Company consistent with Independence Standards Board Standard Number 1. The Committee shall also discuss with the independent public accountants any such disclosed relationships and their impact on the independent public accountant’s independence. The Committee shall take appropriate action to ensure the continuing objectivity and independence of the independent public accountants.

16. The Committee shall have the sole authority to appoint or replace the independent public accountant (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent public accountant (including resolution of disagreements between management and the independent public accountant regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent public accountant shall report directly to the Committee.

17. The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Company by its independent public accountant in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Committee’s responsibilities under the Securities Exchange Act of 1934 to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Committee prior to the completion of the audit). The Chairman of the Committee will have the authority to grant pre-approvals of audit and permissible non-audit services by the independent public accountants, provided that all pre-approvals by the Chairman must be presented to the full Committee at its next scheduled meeting. The Company will provide for appropriate funding as determined by the Committee, for payment of compensation to the independent public accountants and to any consultants, experts or advisors engaged by the Committee.

18. Adopt procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. Consider whether, in order to assure the continuing independence of the Company’s independent public accountants, it is appropriate to adopt a policy of rotating the independent public accountants itself on a regular basis.

20. Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent public accountant who participated in any capacity in the audit of the Company.

21. Review with the Company’s general counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

22. Periodically review, and make any appropriate recommendations to the Board concerning updates or changes to, any code of ethics that is in effect from time to time to which the Company’s directors and executive officers are subject, and ensure that management has established a system to enforce such code. Review the procedures established by the Company that monitor the compliance with such code by directors and executive officers.

23. Review and approve any transactions between the Company and related parties.

24. Conduct or authorize investigation into any matters within the Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the company and direct access to the independent public accountants. The Committee has the ability to retain, at the Committee’s request, special legal, accounting or other consultants, experts or advisors it deems necessary in the performance of its duties.

25. Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the audit of the Company, as the Committee may, in its discretion, determine to be advisable.

      While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with the generally accepted accounting principles. This is the responsibility of management and the independent public accountants.

      The Committee recognizes that the Company’s management is responsible for preparing the Company’s financial statements, and the independent public accountants are responsible for auditing or reviewing those financial statements in compliance with applicable law. The Committee also recognizes that management of the Company and the independent public accountants have more time, knowledge and more detailed information on the Company than do Committee members. Consequently, in carrying out its oversight responsibility, the Committee will not provide any special assurances as to the Company’s financial statements or any professional certification as to the independent public accountants’ work. In addition, it is not the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent public accountants, or to assure compliance with laws and regulations.

KIRKLAND’S, INC.

Proxy Solicited On Behalf Of The Board Of Directors

     The undersigned, revoking all previous proxies, hereby appoints Robert E. Alderson and Reynolds C. Faulkner, and each of them acting individually, as the attorney and proxy of the undersigned, with full power of substitution, to vote, as indicated below and in their discretion upon such other matters as may properly come before the meeting, all shares which the undersigned would be entitled to vote at the Annual Meeting of the Shareholders of Kirkland’s, Inc. to be held on May 27, 2003, and at any adjournment or postponement thereof.

1.	Election of Directors:

☐	FOR the nominees below	☐	WITHHOLD AUTHORITY to vote for the nominees listed below

    Nominees: For a three-year term expiring at the 2006 Annual Meeting: R. Wilson Orr, III and John P. Oswald

    (Instruction: To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) on the line below.)

Please date and sign our Proxy on the reverse side and return it promptly.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE HEREOF. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY WITH RESPECT TO ANY OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT.

Signature of Shareholder

Signature of Shareholder

Date:

NOTE: PLEASE SIGN THIS PROXY EXACTLY AS NAME(S) APPEAR ON YOUR STOCK CERTIFICATE. WHEN SIGNING AS ATTORNEY-IN-FACT, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE ADD YOUR TITLE AS SUCH, AND IF SIGNER IS A CORPORATION, PLEASE SIGN WITH FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER OR OFFICERS AND AFFIX THE CORPORATE SEAL. WHERE STOCK IS ISSUED IN THE NAME OF TWO (2) OR MORE PERSONS, ALL SUCH PERSONS SHOULD SIGN.